Exhibit 99.1

Corporate Communications mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Wednesday, Dec. 22, 2021

American Airlines Group Inc. Adopts Tax Benefit Preservation Plan for Net

Operating Losses

FORT WORTH, Texas — American Airlines Group Inc. (the “Company” or “American Airlines”) (NASDAQ: AAL) announced today that its Board of Directors has adopted a tax benefit preservation plan to help preserve the value of its net operating losses and other tax attributes. The Company estimates that its cumulative U.S. federal net operating loss carryforwards exceed $16.5 billion, which can be utilized in certain circumstances to reduce future U.S. corporate income tax liabilities.

The tax benefit preservation plan was adopted to protect an important asset of American Airlines that may have meaningful value to all American Airlines stockholders. These tax benefits can include the offset of tax liability arising from future taxable earnings or gains. The value of these tax benefits would be substantially limited if American Airlines were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change would occur if stockholders that own (or are deemed to own) at least 5 percent or more of the outstanding American Airlines common stock increased their cumulative ownership in American Airlines by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The tax benefit preservation plan reduces the likelihood that changes in the American Airlines investor base would limit future use of its tax benefits, which would significantly impair the value of the benefits to all stockholders. American Airlines believes that no ownership change as defined in Section 382 has occurred as of the date of this press release.

The Board of Directors adopted the tax benefit preservation plan after considering, among other matters, the estimated value of the tax benefits, the potential for diminution upon an ownership change and the risk of an ownership change occurring.

As part of the plan, the American Airlines Board of Directors declared a dividend of one preferred stock purchase right, which are referred to as “rights,” for each outstanding share of American Airlines common stock. The dividend will be payable to holders of record as of the close of business on January 5, 2022. Any shares of American Airlines common stock issued after the record date will be issued together with the rights.

The rights will be exercisable if a person or group, without the approval of the American Airlines Board, acquires, or obtains the right to acquire, beneficial ownership of 4.9 percent or more of American Airlines common stock. The rights also will be exercisable if a person or group that already beneficially owns 4.9 percent or more of the American Airlines common stock, without Board approval, acquires additional shares (other than as a result of a dividend or a stock split). Existing American Airlines stockholders that, as of December 21, 2021, beneficially own in excess of 4.9 percent of the common stock will be “grandfathered in” at their current ownership level. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase American Airlines common stock at a 50 percent discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.

Beneficial ownership of shares is calculated under the plan in accordance with the applicable rules of Section 382 of the Internal Revenue Code. The calculations are complex, and stockholders should contact American Airlines Investor Relations if they have any questions regarding their ownership.

The Board of Directors has established procedures by which it will consider requests by stockholders to exempt certain acquisitions of American Airlines common stock from the plan if the Board determines that doing so would not limit or impair the availability of the tax benefits or is otherwise in the best interests of American Airlines.

The rights will expire on December 20, 2022, unless American Airlines stockholders approve the plan prior to that date, in which case the rights will expire on December 20, 2024. The rights may also expire on an earlier date upon the occurrence of certain events, including a determination by the Board that the plan is no longer needed to preserve the tax benefits because of legislative changes or if the Board determines that the tax benefits have been fully used or are no longer available under Section 382 or that an ownership change would not materially impair or limit the tax benefits. Once the tax attributes have been fully used, the Board of Directors intends to terminate the plan. The rights may also be redeemed, exchanged or terminated prior to their expiration.

The distribution of the rights is not taxable to stockholders. The rights will initially trade together with American Airlines common stock and the American Airlines Board may terminate the plan or redeem the rights prior to the time the rights are triggered. Further details about the plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by American Airlines.

The tax benefit preservation plan is subject to the approval of the NASDAQ Global Select Market.

Please refer to aa.com/investorrelations for more information and answers to frequently asked questions.

About American Airlines Group

American’s purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the Company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.